Exhibit 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: February 14, 2022

/s/ Benjamin Levin
Benjamin Levin

/s/ George McCulloch
George McCulloch

Level Equity Opportunities Fund 2015, L.P.
By: Level Equity Partners II (GP), L.P. its general partner By: Level Equity Associates II, LLC its general partner

By:	/s/ Nathan Linn
	Name:	Nathan Linn
	Title:	Chief Operating Officer

Level Equity Opportunities Fund 2018, L.P.
By: Level Equity Partners IV (GP), L.P. its general partner By: Level Equity Associates IV, LLC its general partner

By:	/s/ Nathan Linn
	Name:	Nathan Linn
	Title:	Chief Operating Officer

LEGP II AIV(B), L.P.

By:	/s/ Nathan Linn
	Name:	Nathan Linn
	Title:	Chief Operating Officer

LEGP I VCS, LLC

By:	/s/ Nathan Linn
	Name:	Nathan Linn
	Title:	Chief Operating Officer

LEGP II VCS, LLC

By:	/s/ Nathan Linn
	Name:	Nathan Linn
	Title:	Chief Operating Officer

Level Equity – VCS Investors, LLC

By:	/s/ Nathan Linn
	Name:	Nathan Linn
	Title:	Chief Operating Officer

Level Equity Associates II, LLC

By:	/s/ Nathan Linn
	Name:	Nathan Linn
	Title:	Chief Operating Officer